UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    February 17, 2006

ONETRAVEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8662	23-2265039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Peachtree Dunwoody Road Building G, Suite 300 Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (770) 730-2860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 17, 2005, OneTravel Holdings, Inc. (the “Registrant”) received a notice from the American Stock Exchange (the “AMEX”), the national securities exchange that maintains the principal listing for the Registrant’s common stock, of failure to satisfy certain of the AMEX’s continued listing standards. This notice relates to the failure of the Registrant to timely file its Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2005 with the Securities and Exchange Commission, as required by Sections 134 and 1101 of the AMEX Company Guide. The notice indicates that this additional deficiency will be considered at the Company’s hearing in connection with its appeal of the previous determination by the AMEX to proceed with delisting procedures due to the Company’s failure to regain compliance with the AMEX’s continued listing standards with respect to the Company’s failure to file its Form 10-K for its fiscal year ended June 30, 2005, and its Form 10-Q for its fiscal quarter ended September 30, 2005.

The press release issued by the Registrant on February 23, 2006 with respect to the AMEX notice of failure to satisfy certain of the AMEX’s continued listing standards is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued February 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2006

ONETRAVEL HOLDINGS, INC.

By:	/s/ Marc E. Bercoon
Marc E. Bercoon,
President

Exhibit Index
Exhibit No.	Description

99.1	Press Release issued February 23, 2006